   As filed with the Securities and Exchange Commission on September 28, 2000
                                                      Registration No. 333-41372
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------

                              AMENDMENT NO. 6
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------

                                 AT ROAD, INC.
             (Exact name of Registrant as specified in its charter)

                                --------------

        Delaware                     7373                94-3209170
     (State or other           (Primary Standard      (I.R.S. Employer
     jurisdiction of              Industrial        Identification Number)
    incorporation or          Classification Code
      organization)                 Number)
                             47200 Bayside Parkway
                               Fremont, CA 94538
                                 (510) 668-1638
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                --------------

                                   Krish Panu
                     President and Chief Executive Officer
                                 At Road, Inc.
                             47200 Bayside Parkway
                               Fremont, CA 94538
                                 (510) 668-1638
(Name, address including zip code, and telephone number including area code, of agent for service)

                                --------------

                                   Copies to:
           Mark B. Weeks                        Mark A. Bertelsen
             Gene Yoon                            Jose F. Macias
          Flora Szilagyi                            Betsey Sue
           Eric M. Bowen                 Wilson Sonsini Goodrich & Rosati
         VENTURE LAW GROUP                      650 Page Mill Road
    A Professional Corporation                 Palo Alto, CA 94304
        2800 Sand Hill Road
       Menlo Park, CA 94025

                                --------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

   The purpose of this Amendment No. 6 to the Registration Statement is solely to file Exhibit 10.4 to the Registration Statement, as set for the below in
Item 16(a) of Part II.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee and the Nasdaq National Market listing fee.

                                                                  Amount to be
                                                                      Paid
                                                                  -------------
     SEC registration fee........................................ $   23,377.20
     NASD filing fee.............................................      9,355.00
     Nasdaq National Market listing fee..........................     95,000.00
     Printing and engraving expenses.............................    250,000.00
     Legal fees and expenses.....................................    500,000.00
     Accounting fees and expenses................................    450,000.00
     Blue Sky qualification fees and expenses....................      5,000.00
     Transfer Agent and Registrar fees...........................     10,000.00
     Miscellaneous fees and expenses.............................     57,267.80
                                                                  -------------
       Total..................................................... $1,400,000.00
                                                                  =============

Item 14. Indemnification of Directors and Officers

   Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended. Article seven of our certificate of incorporation, exhibit 3.5 hereto, and article six of our bylaws, exhibit 3.4, provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by Delaware law. In addition, we have entered into indemnification agreements, exhibit 10.16, with our officers and directors. The indemnification agreements may require us to obtain directors' and officers' insurance if available on reasonable terms. We currently intend to purchase a policy for directors' and officers' insurance. The underwriting agreement, exhibit 1.1, also provides for cross-indemnification among At Road and the underwriters with respect to certain matters, including matters arising under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

   Since August 1997 we have sold and issued the following securities:

     1. On September 15, 1998 we issued 11,224,133 shares of our Series B preferred stock to ten accredited investors, and on September 25, 1998, we issued an additional 1,189,656 shares of our Series B preferred stock to two accredited investors, both at $0.483 per share for an aggregate cash consideration of $6,000,000.

     2. On June 3, 1999, we issued 3,270,000 shares of our Series C preferred stock to five accredited investors, and on June 18, 1999, we issued an additional 3,686,400 shares of our Series C preferred stock to 28 accredited investors, both at $3.33 per share for an aggregate cash consideration of $23,188,000.

     3. On December 17, 1999, we issued 2,309,988 shares of our Series D preferred stock to 26 accredited investors, on January 6, 2000, we issued 692,307 shares of our Series D preferred stock to one accredited investor, and on January 28, 2000 we issued an additional 588,461 shares of our Series D preferred stock to two accredited investors, all issuances at $8.67 per share for an aggregate cash consideration of $31,119,946. On April 7, 2000, we issued 76,923 shares of our Series D preferred stock to one sophisticated investor as a portion of the consideration for our acquisition of Differential Corrections. On April 7, 2000, we issued 2,000 shares of our Series D preferred stock to one sophisticated investor as consideration for their consent to the assignment to us of technology that we acquired in our acquisition of Differential Corrections.

     4. From August 1996 to June 30, 1999, we granted 11,989,149 options to purchase our common stock with a weighted average price of $1.46 to a number of our employees, directors and consultants.

     5. In December 1999, we issued 150,000 shares of our common stock to our Chief Technology Officer at $1.33 per share for a total of $200,000, pursuant to his exercise of a right to purchase such shares granted to him in December 1999.

     6. In February 2000, we issued 375,000 shares of our common stock to our Chief Executive Officer at $1.33 per share for a total of $500,000, pursuant to his exercise of a right to purchase such shares granted to him in December 1999.

     7. On May 5, 2000, we issued 50,000 shares of our common stock to Hynet Technologies as a portion of the consideration for our acquisition of certain of its assets.

     8. On June 27, 2000 and on July 26, 2000, we issued 2,100,000 shares of our Series E preferred stock (comprised of 1,100,000 shares of Series E preferred stock and 1,000,000 shares of Series E-1 preferred stock) to seven accredited investors at $10.00 per share for an aggregate consideration of $21,000,000.

   The issuances described in items 1-3 and 5-8 above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of such Securities Act as transactions by an issuer not involving any public offering. The issuances described in item 4 were deemed exempt from registration under the Securities Act in reliance upon Section 4(2) and Rule 701 promulgated under the Securities Act as transactions pursuant to compensatory benefit plans and contracts relating to compensation.

   The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with At Road, to information about us.

Item 16. Exhibits and Financial Statement Schedules

 (a) Exhibits

 Number                                Description
 ------                                -----------
  1.1*   Form of Underwriting Agreement.

  3.1*   Amended and Restated Articles of Incorporation of the Registrant.

  3.2* Amended and Restated Certificate of Incorporation of the Registrant, as proposed for reincorporation in Delaware.

  3.3*   Amended and Restated Bylaws of the Registrant.

  3.4* Amended and Restated Bylaws of the Registrant, as proposed for reincorporation in Delaware.

  3.5* Amended and Restated Certificate of Incorporation of the Registrant, as proposed for public company.

  4.1*   Specimen Stock Certificate.

  5.1* Opinion of Venture Law Group regarding the legality of the common stock being registered.

 10.1*+  CDPD Value Added Reseller Agreement between the Registrant and AT&T
         Wireless Data, Inc. dated September 30, 1997.

 10.2*+  Form of Wireless Network Services Agreement and Form of Purchase
         Agreement for Goods.

 10.3*+  Product License and Collaboration Agreement between the Registrant and
         Intel Corporation dated January 28, 2000.

 10.4    Product Purchase Agreement between the Registrant and Novatel Wireless
         Technologies, Inc. dated January 1, 2000.

 10.5*+  Product Purchase Agreement between the Registrant and Novatel Wireless
         Technologies, Inc. dated April 1, 2000.

 10.6*+  Design and Purchase Contract between the Registrant and Philsar
         Electronics, Inc. dated April 11, 1997.

 10.7*+  Joint Marketing Agreement between the Registrant and Cellco
         Partnership dated June 25, 1999 and Amendment No. 1 dated October 12,
         1999.

 10.8*   Sublease Agreement between the Registrant and Sterling Software
         (Western), Inc. dated August 24, 1999.

 10.9*   Industrial Space Lease between Renco Equities IV as landlord and SEEQ
         Technology Inc. as tenant, First Addendum to Lease, each dated January
         13, 1995, and First Amendment to Lease dated April 18, 1995.

 10.10* Sublease Agreement between the Registrant and LSI Logic Corporation dated January 25, 2000 and Consent to Sublease between LSI Logic
         Corporation and Renco Equities IV dated February 8, 2000.

         Agreement between the Registrant and Elnet Technologies Ltd. dated
 10.11*  November 16, 1999.

 10.12*  1996 Stock Option Plan.

 10.13*  2000 Stock Option Plan.

 10.14*  2000 Employee Stock Purchase Plan.

 10.15*  2000 Directors' Stock Option Plan.

 10.16*  Form of Indemnification Agreement.

 10.17*  Asset Purchase Agreement between the Registrant and Differential
         Corrections, Inc. dated March 8, 2000.

 10.18* Asset Purchase Agreement between the Registrant and Hynet Technologies dated March 23, 2000.

 10.19* Amended and Restated Rights Agreement between the Registrant and certain investors dated June 27, 2000.

 10.20*+ CDPD Data National Service Agreement between the Registrant and GTE
         Wireless Incorporated dated May 5, 2000.

 10.21*  Joint Marketing Agreement between the Registrant and GTE Wireless
         Service Corporation dated May 5, 2000.


 Number                               Description
 ------                               -----------

 10.22*  Loan and Security Agreement between the Registrant and Silicon Valley
         Bank dated June 30, 1999, Loan Modification Agreement dated July 23,
         1999, Loan Modification Agreement dated December 29, 1999 and Loan
         Modification Agreement dated March 31, 2000.

 10.23*+ Strategic Agreement between the Registrant and Hitachi Software
         Engineering Co., Ltd. dated July 21, 2000.

 10.24*  Lease Agreement between the Registrant and ProLogis Limited
         Partnership-I dated August 3, 2000.

 21.1*   List of Subsidiaries.
 23.1*   Independent Auditors' Consent.

 23.2*   Consent of Venture Law Group (included in Exhibit 5.1).

 24.1*   Power of Attorney (see page II-5).

 27.1*   Financial Data Schedule.

--------
 * Previously filed.
 + Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

 (b) Financial Statement Schedules

   Schedule II--Valuation and Qualifying Accounts

   Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

   The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 6 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fremont, State of California on September 28, 2000.

                                          AT ROAD, INC.

                                                      /s/ KRISH PANU
                                          By: _________________________________
                                                         Krish Panu
                                               President and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:


              Signature                          Title                   Date
              ---------                          -----                   ----

           /s/ Krish Panu              Chairman of the Board of   September 28, 2000
______________________________________  Directors, President and
              Krish Panu                Chief Executive Officer

                  *                    Vice President, Finance    September 28, 2000
______________________________________  and Administration and
           Thomas C. Hoster             Chief Financial Officer

                  *                    Director and Chief         September 28, 2000
______________________________________  Technology Officer
            Rodric C. Fan

                  *                    Director                   September 28, 2000
______________________________________
             Kris Chellam

                  *                    Director                   September 28, 2000
______________________________________
           Stuart Phillips

                  *                    Director                   September 28, 2000
______________________________________
            Andrew Sheehan

                  *                    Director                   September 28, 2000
______________________________________
           T. Peter Thomas

* Power of Attorney

           /s/ Krish Panu
By: __________________________________
              Krish Panu

                                 EXHIBIT INDEX

 Number                                Description
 ------                                -----------
  1.1*   Form of Underwriting Agreement.

  3.1*   Amended and Restated Articles of Incorporation of the Registrant.

  3.2* Amended and Restated Certificate of Incorporation of the Registrant, as proposed for reincorporation in Delaware.

  3.3*   Amended and Restated Bylaws of the Registrant.

  3.4* Amended and Restated Bylaws of the Registrant, as proposed for reincorporation in Delaware.

  3.5* Amended and Restated Certificate of Incorporation of the Registrant, as proposed for public company.

  4.1*   Specimen Stock Certificate.

  5.1* Opinion of Venture Law Group regarding the legality of the common stock being registered.

 10.1*+  CDPD Value Added Reseller Agreement between the Registrant and AT&T
         Wireless Data, Inc. dated September 30, 1997.

 10.2*+  Form of Wireless Network Services Agreement and Form of Purchase
         Agreement for Goods.

 10.3*+  Product License and Collaboration Agreement between the Registrant and
         Intel Corporation dated January 28, 2000.

 10.4    Product Purchase Agreement between the Registrant and Novatel Wireless
         Technologies, Inc. dated January 1, 2000.

 10.5*+  Product Purchase Agreement between the Registrant and Novatel Wireless
         Technologies, Inc. dated April 1, 2000.

 10.6*+  Design and Purchase Contract between the Registrant and Philsar
         Electronics, Inc. dated April 11, 1997.

 10.7*+  Joint Marketing Agreement between the Registrant and Cellco
         Partnership dated June 25, 1999 and Amendment No. 1 dated October 12,
         1999.

 10.8*   Sublease Agreement between the Registrant and Sterling Software
         (Western), Inc. dated August 24, 1999.

 10.9*   Industrial Space Lease between Renco Equities IV as landlord and SEEQ
         Technology Inc. as tenant, First Addendum to Lease, each dated January
         13, 1995, and First Amendment to Lease dated April 18, 1995.

 10.10* Sublease Agreement between the Registrant and LSI Logic Corporation dated January 25, 2000 and Consent to Sublease between LSI Logic
         Corporation and Renco Equities IV dated February 8, 2000.

         Agreement between the Registrant and Elnet Technologies Ltd. dated
 10.11*  November 16, 1999.

 10.12*  1996 Stock Option Plan.

 10.13*  2000 Stock Option Plan.

 10.14*  2000 Employee Stock Purchase Plan.

 10.15*  2000 Directors' Stock Option Plan.

 10.16*  Form of Indemnification Agreement.

 10.17*  Asset Purchase Agreement between the Registrant and Differential
         Corrections, Inc. dated March 8, 2000.

 10.18* Asset Purchase Agreement between the Registrant and Hynet Technologies dated March 23, 2000.

 10.19* Amended and Restated Rights Agreement between the Registrant and certain investors dated June 27, 2000.

 10.20*+ CDPD Data National Service Agreement between the Registrant and GTE
         Wireless Incorporated dated May 5, 2000.

 10.21*  Joint Marketing Agreement between the Registrant and GTE Wireless
         Service Corporation dated May 5, 2000.

 Number                               Description
 ------                               -----------

 10.22*  Loan and Security Agreement between the Registrant and Silicon Valley
         Bank dated June 30, 1999, Loan Modification Agreement dated July 23,
         1999, Loan Modification Agreement dated December 29, 1999 and Loan
         Modification Agreement dated March 31, 2000.

 10.23*+ Strategic Agreement between the Registrant and Hitachi Software
         Engineering Co., Ltd. dated July 21, 2000.

 10.24*  Lease Agreement between the Registrant and ProLogis Limited
         Partnership-I dated August 3, 2000.

 21.1*   List of Subsidiaries.

 23.1*   Independent Auditors' Consent.

 23.2*   Consent of Venture Law Group (included in Exhibit 5.1).

 24.1*   Power of Attorney (see page II-5).

 27.1*   Financial Data Schedule

--------
 * Previously filed.
 + Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.